     As Filed with the Securities and Exchange Commission on June 18, 2009

                              File No. 333-158180

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-1
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

          Nebraska                    6300                   470221457
      (State or other          (Primary Standard          (I.R.S. Employer
      jurisdiction of              Industrial           Identification No.)
      incorporation or        Classification Code
       organization)                Number)

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                                 JOCELYN LIU, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]   Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                Explanatory Note

This post-effective amendment is being filed to change the registration statement from Form S-3 to Form S-1 and to include supplemental disclosure complying with Form S-1.

                          Lincoln Benefit Life Company
                        Supplement dated August 14, 2009
                To the following Prospectuses, as supplemented:

               Consultant Solutions, Prospectus Dated May 1, 2009
                   Consultant I, Prospectus Dated May 1, 2009
                  LBL Advantage, Prospectus Dated May 1, 2004
                  Consultant II, Prospectus Dated May 1, 2004
                 Premier Planner, Prospectus Dated May 1, 2004

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by Lincoln Benefit Life Company ("Lincoln Benefit").

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Lincoln Benefit is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 12, 2009.

Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800- 457- 7617. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company

                                 LBL Advantage
                                 Consultant II
                                Premier Planner

                         Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life Company's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-457-7617. Lincoln Benefit files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                      Supplement, dated March 31, 2008, to
                  the LBL Advantage Variable Annuity Prospectus
             and the LBL Premier Planner Variable Annuity Prospectus

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees of the Rydex Variable Trust has approved the following fund name change:

     Effective April 1, 2008, the name of the Rydex VT OTC Fund will be changed to the Rydex VT NASDAQ-100 (R) Fund.

Due to this name change, the corresponding Rydex VT OTC Sub-Account available for your product will change its name to the Rydex VT NASDAQ-100 (R) Sub-Account effective April 1, 2008.

The name change does not in any way affect the investment objective of the Fund, which remains unchanged, or the manner in which the investment advisor manages the fund.

Please keep this supplement for future reference together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007 to

         The LBL Advantage Variable Annuity Prospectus dated May 1, 2004

        The Premier Planner Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosures contained in the above-referenced prospectuses for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of the Legg Mason Variable Portfolios has approved the reorganization, on or about April 27, 2007 ("Conversion Date"), of the Legg Mason Partners Variable All Cap Portfolio - Class II into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I, which will be added as an investment choice to your contract as of April 27, 2007.

To reflect the change in the underlying Portfolio, we will transfer any Contract Value you have in the Legg Mason Partners Variable All Cap Portfolio - Class II Sub-Account ("All Cap Sub-Account) into the Legg Mason Partners Variable Fundamental Value Portfolio - Class I Sub-Account ("Fundamental Value Sub-Account"). Contract owners will receive a confirmation of the transaction reflecting this change.

Salomon Brothers Asset Management Inc. is the investment advisor for the Legg Mason Partners Variable Fundamental Value Portfolio - Class I. The investment objective for this Portfolio is: Long-term capital growth with current income as a secondary consideration.

If you currently have allocations made to the All Cap Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, any future allocations will be made to the Fundamental Value Sub-Account as of the Conversion Date.

For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-865-5237.

       Please keep this supplement for future reference together with your prospectuses.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                  The LBL Advantage Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors VIT has approved the liquidation, on or about April 29, 2005 (the "Closing Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29, 2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing Date, to the PIMCO VIT Money Market Sub-Account, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the PIMCO VIT Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the Closing Date to the PIMCO VIT Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the PIMCO VIT Money Market Sub-Account to any other investment alternative(s) available under your Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the PIMCO VIT Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The LBL Advantage Variable Annuity contract offers a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I Seeks long-term growth of capital.

AIM V.I. Dent Demographics Trends Fund - Series I Seeks long-term growth of capital.

Alger American Growth Portfolio - Class S Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Service Class 2 Seeks reasonable income.

Fidelity VIP Growth Portfolio - Service Class 2 Seeks capital appreciation.

Fidelity VIP Investment Grade Bond Portfolio - Service Class 2 Seeks as high a level of current income as is consistent with the preservation of capital.

Fidelity VIP Overseas Portfolio - Service Class 2 Seeks long-term growth of capital.

Janus Aspen Series Capital Appreciation Portfolio: Institutional Shares Seeks long-term growth of capital.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Worldwide Growth Portfolio: Service Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Lazard Emerging Markets Portfolio Seeks long-term capital appreciation

MFS New Discovery Series - Service Class Seeks capital appreciation.

MFS Utilities Series - Service Class Seeks capital growth and current income.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

Oppenheimer International Growth Fund/VA - Service Shares Seeks capital appreciation.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Money Market Portfolio - Administrative Shares Seeks to obtain maximum current income consistent with preservation of capital and daily liquidity.

PIMCO VIT Real Return Portfolio - Administrative Shares Seeks maximum real return, consistent with preservation of real capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT High Yield Fund - Class IB Seeks high current income. Capital growth is a secondary goal when consistent with achieving high current income. The fund seeks its goal by investing at least 80% in U.S. corporate rated below investment grade (junk bonds) and that have intermediate to long-term maturities (three years or longer.)

Putnam VT International Growth and Income Fund - Class IB Seeks capital growth. Current income is a secondary objective.

Rydex VT OTC Fund Seeks investment results that correspond to a benchmark for over-the-counter securities. The Portfolio's current benchmark is the NASDAQ 100 Index.

Rydex VT Sector Rotation Fund Seeks long-term capital appreciation.

Salomon Brothers Variable All Cap Fund - Class I Seeks capital appreciation.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Scudder VIT EAFE Equity Index Fund - Class B Seeks to replicate as closely as possible before deduction of expenses, performance of the MSCI EAFE Index which emphasizes stocks of companies in major markets in Europe, Australia, and the Far East.

Scudder VIT Equity 500 Index Fund - Class B Seeks to replicate as closely as possible before deduction of expenses, performance of the S&P 500 Index which emphasizes stocks of large U.S. companies.

Scudder VIT Small Cap Index Fund - Class B Seeks to replicate as closely as possible before deduction of expenses, the performance of the Russell 2000 Index which emphasizes stocks of small U.S. companies.

Van Kampen UIF Equity Growth Portfolio, Class I Seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.

Van Kampen UIF High Yield Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing primarily in high yield securities (commonly referred to as "junk bonds").

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen UIF U.S. Real Estate Portfolio, Class II Seeks to provide above-average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account

THE LBL ADVANTAGE VARIABLE ANNUITY

Prospectus dated May 1, 2004

Lincoln Benefit Life Company ("LINCOLN BENEFIT" "WE", OR "US") is offering the LBL Advantage Variable Annuity, a group and individual flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 40 "INVESTMENT ALTERNATIVES" The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 37 variable subaccounts ("VARIABLE SUBACCOUNTS") of the Lincoln Benefit Life Variable Annuity Account ("VARIABLE ACCOUNT"). Each Variable Subaccount invests exclusively in shares of the portfolios ("PORTFOLIOS") of the following underlying funds ("FUNDS"):

AIM VARIABLE INSURANCE FUNDS          PIMCO ADVISERS VIT
THE ALGER AMERICAN FUND               PIMCO VARIABLE INSURANCE TRUST
FIDELITY(R) VARIABLE INSURANCE        PUTNAM VARIABLE TRUST
 PRODUCTS                             THE RYDEX VARIABLE TRUST
JANUS ASPEN SERIES                    SALOMON BROTHERS VARIABLE SERIES FUNDS
LAZARD RETIREMENT SERIES, INC.         INC
MFS(R) VARIABLE INSURANCE TRUST(SM)   SCUDDER INVESTMENTS VIT FUNDS
OPPENHEIMER VARIABLE ACCOUNT FUNDS    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
PANORAMA SERIES FUND, INC.            VAN KAMPEN LIFE INVESTMENT TRUST

Each Fund has multiple Portfolios. Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or Portfolios. Your annuity application will list all available Portfolios.

Lincoln Benefit has filed a Statement of Additional Information, dated May 1, 2004, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 58 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

EFFECTIVE MAY 1, 2004, THIS CONTRACT IS NO LONGER BEING OFFERED FOR SALE.

            THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
            DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT
            PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANYONE
IMPORTANT   WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

NOTICES THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

            THE CONTRACTS ARE NOT FDIC INSURED.

                                  1 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
OVERVIEW
      Important Terms                                                          3
      The Contract At A Glance                                                 4
      How the Contract Works                                                   5
      Expense Table                                                            6
      Financial Information                                                    9
   CONTRACT FEATURES
      The Contract                                                            10
      Purchases                                                               11
      Contract Value                                                          12
      Investment Alternatives
         The Variable Subaccounts                                             14
         The Fixed Account Options                                            15
         Transfers                                                            18
      Expenses                                                                20
      Access To Your Money                                                    22
      Contract Loans for 403(b) Contracts                                     23
      Income Payments                                                         24

                                                                            PAGE
                                                                            ----
      Death Benefits                                                          27
      Other Information
      More Information:                                                       31
         Lincoln Benefit Life Company                                         31
         The Variable Account                                                 31
         The Portfolios                                                       32
         The Contract                                                         32
         Non-Qualified Annuities Held Within A Qualified Plan                 33
         Legal Matters                                                        33
      Taxes                                                                   34
      Annual Reports and Other Documents                                      40
APPENDIX A - ACCUMULATION UNIT VALUES                                         41
APPENDIX B - MARKET VALUE ADJUSTMENT EXAMPLE                                  49
APPENDIX C - CALCULATION OF ENHANCED EARNINGS DEATH BENEFIT AMOUNT            51
 STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                        53

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             7
Accumulation Unit                                                             14
Accumulation Unit Value                                                       14
Anniversary Values                                                            33
Annuitant                                                                     12
Automatic Additions Program                                                   13
Automatic Portfolio Rebalancing Program                                       23
Beneficiary                                                                   12
Cancellation Period                                                           14
Contingent Beneficiary                                                        12
*Contract                                                                     12
Contract Anniversary                                                           6
Contract Owner ("You")                                                        12
Contract Value                                                                 6
Contract Year                                                                  4
Death Benefit Anniversary                                                     31
Dollar Cost Averaging Program                                                 23
Due Proof of Death                                                            31
Enhanced Earnings Death Benefit Rider                                         32
Enhanced Death Benefit Rider                                                  32
Fixed Account Options                                                         19
Free Withdrawal Amount                                                        24
Funds                                                                          1
Guarantee Periods                                                             20
Guaranteed Income Benefit                                                     29

                                                                            PAGE
                                                                            ----
Guaranteed Maturity Fixed Account                                             19
Income Base                                                                   30
Income Benefit Rider                                                          29
Income Plan                                                                   28
In-Force Premium                                                              33
Investment Alternatives                                                       16
Issue Date                                                                     7
Lincoln Benefit ("We" or "Us")                                                 1
Loan Account                                                                  27
Market Value Adjustment                                                       21
Payout Phase                                                                   7
Payout Start Date                                                             28
Portfolios                                                                    36
Primary Beneficiary                                                           12
Rider Date                                                                    32
SEC                                                                            1
Settlement Value                                                              31
Systematic Withdrawal Program                                                 26
Tax Qualified Contracts                                                       41
Valuation Date                                                                14
Variable Account                                                              35
Variable Subaccount                                                           16

* In certain states the Contract is available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with as little as
                                 $10,000. You can add to your Contract as often
                                 and as much as you like, but each payment must
                                 be at least $100 unless you enroll in an
                                 automatic payment plan, in which case each
                                 payment must be at least $50.
--------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract within 20 days of
                                 receipt or any longer period as your state may
                                 require ("CANCELLATION PERIOD"). Upon
                                 cancellation, we will return your purchase
                                 payments adjusted, to the extent federal or
                                 state law permits, to reflect the investment
                                 experience of any amounts allocated to the
                                 Variable Account. If your Contract is qualified
                                 under Section 408 of the Internal Revenue Code,
                                 we will refund the greater of any purchase
                                 payments or the Contract Value.
--------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 . Total Variable Account annual fees equal to 1.35% of average daily net assets (1.60% if you select the ENHANCED DEATH BENEFIT RIDER, 1.55% if you elect the INCOME BENEFIT RIDER, and 1.80% if you select both the Enhanced Death Benefit and the Income Benefit Riders).

                                 . If you select the ENHANCED EARNINGS DEATH BENEFIT RIDER, you would pay an additional annual fee of up to 0.35% of average daily net assets (depending on the oldest Contract owner's age on the date we issue the Rider). For more information about Variable Account expenses, see "EXPENSES" below.

                                 . Withdrawal charges ranging from 0% to 8% of purchase payment withdrawn (with certain exceptions)

                                 . Transfer fee of up to 0.50% of the transfer amount, but not less than $25, after 12th transfer in any CONTRACT YEAR (fee currently waived)

                                 .   State premium tax (if your state imposes
                                     one). In addition, each Portfolio pays
                                     expenses that you will bear indirectly if
                                     you invest in a Variable Subaccount.
--------------------------------------------------------------------------------
INVESTMENT                       The Contract offers 40 Investment Alternatives
ALTERNATIVES                     including:

                                 .   3 Fixed Account Options (which credit
                                     interest at rates we guarantee)

                                 .   37 Variable Subaccounts investing in
                                     Portfolios offering professional money
                                     management by these investment advisers:

                                     .   A I M Advisors, Inc.

                                     .   Deutsche Asset Management Inc.

                                     .   Fred Alger Management, Inc.

                                     .   Fidelity Management & Research Company

                                     .   Janus Capital Management LLC

                                     .   Lazard Asset Management LLC

                                     .   MFS(TM) Investment Management

                                     .   OpCap Advisors LLC

                                     .   OppenheimerFunds, Inc.

                                     .   Pacific Investment Management Company
                                         LLC

                                     .   Putnam Investment Management, LLC

                                     .   Rydex Investments

                                     .   Salomon Brothers Asset Management Inc

                                     .   Van Kampen*

                                     .   Van Kampen Asset Management

                                 To find out current rates being paid on the fixed account options or how the Variable Subaccounts have performed, call us at 1-800-865-5237.

                                 *   Morgan Stanley Invesement Management Inc.,
                                     the adviser to the UIF Portfolios, does
                                     business in certain instances as Van
                                     Kampen.
--------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 .   AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                 .   AUTOMATIC ADDITIONS PROGRAM

                                 .   DOLLAR COST AVERAGING PROGRAM

                                 .   SYSTEMATIC WITHDRAWAL PROGRAM
--------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of the following ways:

                                 .   life income with guaranteed payments

                                 .   a "joint and survivor" life income with
                                     guaranteed payments

                                 . guaranteed payments for a specified period (5 to 30 years)

                                 We offer an optional Income Benefit Rider.
--------------------------------------------------------------------------------
DEATH BENEFITS                   If you or the ANNUITANT (if the Contract Owner
                                 is a non-living person) die before the PAYOUT
                                 START DATE, we will pay the death benefit
                                 described in the Contract. We offer an Enhanced
                                 Death Benefit Rider and Enhanced Earnings Death
                                 Benefit Rider. The Enhanced Earnings Death
                                 Benefit Rider is not available for purchase
                                 with any IRA at this time.
--------------------------------------------------------------------------------
TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions. We do not currently impose a fee
                                 upon transfers. However, we reserve the right
                                 to charge up to 0.50% of the transfer amount,
                                 but not less than $25 per transfer after the
                                 12th transfer in each "Contract Year", which we
                                 measure from the date we issue your Contract or
                                 a Contract anniversary ("CONTRACT
                                 ANNIVERSARY"), which is the anniversary of your
                                 Contract's Issue Date.
--------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time prior to the Payout Start
                                 Date. In general, you must withdraw at least
                                 $50 at a time. Full or partial withdrawals are available under limited circumstances on or after the Payout Start Date. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a MARKET VALUE ADJUSTMENT also may apply.

                                  4 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 40 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. See "TAX QUALIFIED CONTRACTS" on page 41. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Subaccounts and/or Fixed Account Options. If you invest in any of the three Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Subaccounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 28. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Subaccounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                      Payout Start
Date            Accumulation Phase             Date             Payout Phase
-------------------------------------------------------------------------------------------------->
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. SEE"The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-865-5237 if you have any questions about how the Contract works.

                                  5 PROSPECTUS

EXPENSE TABLE

THE FOLLOWING TABLES LIST THE EXPENSES AND FEES THAT YOU WILL BEAR DIRECTLY OR INDIRECTLY WHEN YOU BUY, OWN, OR SURRENDER A CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN PORTFOLIOS. THE TABLES AND THE EXAMPLES THAT FOLLOW DO NOT REFLECT PREMIUM TAXES THAT MAY BE IMPOSED BY THE STATE WHERE YOU RESIDE. FOR MORE INFORMATION ABOUT VARIABLE ACCOUNT EXPENSES, SEE "EXPENSES," BELOW. FOR MORE INFORMATION ABOUT PORTFOLIO EXPENSES, PLEASE REFER TO THE ACCOMPANYING PROSPECTUSES FOR THE FUNDS.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

                     Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:
--------------------------------------------------------------------------------------------------------
Contract:            0         1         2         3         4         5         6         7        8+
Applicable Charge:   8%        7%        7%        6%        6%        5%        4%        3%       0%

All Contracts:
--------------------------------------------------------------------------------------------------------
Transfer Fee                              up to 0.50% of the amount transferred**

* Each Contract Year, you may withdraw the greater of earnings not previously withdrawn or 15% of your New Purchase Payments (as defined in "Withdrawal Charge" below) without incurring a withdrawal charge. You may withdraw any Purchase Payment made more than 8 years before the withdrawal, which have not been previously withdrawn, without paying the charge.

** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.

THE TABLE BELOW DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND EXPENSES.

VARIABLE ACCOUNT ANNUAL EXPENSES

(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUBACCOUNT)

                          Mortality and Expense Risk    Administrative   Total Variable Account
                                   Charge              Expense Charge*      Annual Expense
-----------------------------------------------------------------------------------------------
Without the Enhanced
Death Benefit or Income              1.25%                  0.10%                 1.35%
Benefit Riders
-----------------------------------------------------------------------------------------------
With the Enhanced Death              1.50%                  0.10%                 1.60%
Benefit Rider
-----------------------------------------------------------------------------------------------
With the Income Benefit              1.45%                  0.10%                 1.55%
Rider
-----------------------------------------------------------------------------------------------
With the Income Benefit
and Enhanced Death                   1.70%                  0.10%                 1.80%
Benefit Riders
-----------------------------------------------------------------------------------------------

If you elect the Enhanced Earnings Death Benefit Rider, your Total Variable Account Annual Expenses will be increased, based on the oldest Contract Owner's age on the date we issue the Rider, as follows:

 Age    Annual Charge
---------------------
0-55        0.15%
---------------------
56-65       0.25%
---------------------
66-75       0.35%
---------------------

THE TABLE BELOW SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN THIS TABLE DOES NOT SHOW THE EFFECT

                                  6 PROSPECTUS

OF ANY SUCH FEE WAIVER OR EXPENSE REIMBURSEMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES APPEARS IN THE PROSPECTUS FOR EACH PORTFOLIO.

                    TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES

----------------------------------------------------------------------------
                                                           Minimum   Maximum
----------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses/(1)/ (expenses
that are deducted from Portfolio assets, including any
management fees, distribution and/or
service (12b-1) fees, and other expenses)                   0.50%     4.31%
----------------------------------------------------------------------------

(1) EXPENSES ARE SHOWN AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET ASSETS, BEFORE ANY WAIVER OR REIMBURSEMENT, AS OF DECEMBER 31, 2003.

EXAMPLES

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

..    elected the Income Benefit, Enhanced Death Benefit, and Enhanced Earnings
     Death Benefit Riders (assuming Contract Owner is age 66-75 on rider issue date and with total Variable Account expenses of 2.15%.)

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the Example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the Example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $1,257    $2,464    $3,629    $6,157
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $  867    $1,343    $1,846    $3,012
----------------------------------------------------------------------------------------

                                  7 PROSPECTUS

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $662     $1,954    $3,204    $6,157
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $272     $  833    $1,421    $3,012
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE INCOME BENEFIT AND ENHANCED DEATH BENEFIT RIDERS (TOTAL VARIABLE ACCOUNT EXPENSES OF 2.15%).IF THESE RIDERS WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.

The Examples reflect the Free Withdrawal Amounts, if applicable.

                                   8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Subaccounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT". Each Variable Subaccount has a separate value for its Accumulation Units which we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Because we deduct Rider charges directly from the Variable Subaccounts, we calculate separate Accumulation Unit Values for the base Contract and for Contracts issued with various combinations of optional Riders.

Accumulation Unit Values for the lowest and highest charges available are shown in Appendix A to this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of charges. Please contact us to obtain a copy of the Statement of Additional Information.

To obtain a fuller picture of each Variable Subaccount's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Lincoln Benefit also appear in the Statement of Additional Information.

                                   9 PROSPECTUS

THE CONTRACT

CONTRACT OWNER

The LBL Advantage Variable Annuity is a contract between you, the Contract Owner, and Lincoln Benefit, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die, any surviving Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefits section. The maximum age of the oldest Contract Owner and Annuitant cannot exceed 90 as of the date we receive the completed application.

You may change the Contract Owner at any time. We will provide a change of ownership form to be signed by you and filed with us. After we accept the form, the change of ownership will be effective as of the date you signed the form. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent ownership information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. The Income Benefit Rider terminates upon changes of the Annuitant. The Enhanced Earnings Death Benefit Rider terminates upon changes of the Owner or, if the Owner is a non-living person, the Annuitant.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. Qualified plans may limit or modify your rights and privileges under the Contract. Variable Annuities held by Qualified Plans do not receive any additional tax deferral.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract Owner is a living person). Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

If the Contract is a non-qualified Contract, you may designate a joint Annuitant, who is a second person on whose life income payments depend. We permit joint Annuitants only during the Payout Phase. If the sole surviving Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i)  the youngest Contract Owner; otherwise,

(ii) the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner subject to the Death of Owner provision if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the PRIMARY BENEFICIARY, or if none surviving, the CONTINGENT BENEFICIARY, will receive any guaranteed income payments scheduled to continue.

You may name one or more primary Beneficiaries when you apply for a Contract. The primary Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner if the sole surviving Contract Owner dies before the Payout Start Date. You may also name one or more Contingent Beneficiaries who will receive any Death Benefit or Guaranteed Income Benefit if no Beneficiary survives the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable

                                  10 PROSPECTUS
as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaires will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written requst, the change or restriction wll take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Beneficiaries or Contingent Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If one or more Beneficiaries survive you (or survives the Annuitant, if the Contract Owner is not a living person), we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

We will honor an assignment of an interest in a Contract as collateral or security for a loan. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of Qualified Plans and other types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $10,000. All subsequent purchase payments must be $100 or more unless part of an automatic additions program. Each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for a Guarantee Period that are lower than $500, such amounts will be allocated to the PIMCO Money Market Portfolio. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. The most we will accept without our prior approval is $1,000,000. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of $50 or more by automatically transferring money from your bank account. Consult your representative for more detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on

                                  11 PROSPECTUS
your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business, except for certain days immediately preceding or following certain national holidays when the New York Stock Exchange is open for business. Each day that the New York Stock Exchange is open for business is referred to as a VALUATION DATE. We determine the number of Accumulation Units for each Variable Subaccount to allocate to your contract by dividing that portion of your Purchase Payment allocated to a Variable Subaccount by that Variable Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs. Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Subaccount to the Money Market Variable Subaccount available under the Contract. We will notify you if we do so. At the end of the Cancellation Period, we will allocate the amount in the Money Market Variable Subaccount to the Variable Subaccount as you originally designated.

CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Subaccounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Subaccount to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Subaccount by (ii) the Accumulation Unit Value of that Variable Subaccount next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Subaccount when the Accumulation Unit Value for the Subaccount is $10, we would credit 1,000 Accumulation Units of that Variable Subaccount to your Contract. Withdrawals and transfers from a Variable Subaccount would, of course, reduce the number of Accumulation Units of that Subaccount allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Subaccount will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Subaccount invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate

                                  12 PROSPECTUS

Accumulation Unit Value, please refer to the Statement of Additional
Information.

We determine a separate Accumulation Unit Value for each Variable Subaccount on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider, the Income Benefit Rider, the Enhanced Death Benefit Rider with the Income Benefit Rider, and the Enhanced Earnings Death Benefit Rider.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUBACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  13 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUBACCOUNTS

You may allocate your purchase payments to up to 37 Variable Subaccounts. Each Variable Subaccount invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Subaccounts.

PORTFOLIO                 PORTFOLIO OBJECTIVE              INVESTMENT ADVISOR
--------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS (8)
--------------------------------------------------------------------------------
AIM V.I. Basic Value      Long-term growth of capital      A I M ADVISORS, INC.
 Fund - Series I (1)
--------------------------------------------------------
AIM V.I. Dent             Long-term growth of capital
 Demographic Trends
 Fund - Series I
--------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
--------------------------------------------------------------------------------
Alger American Growth     Long-term capital                FRED ALGER
 Portfolio - Class S       appreciation                     MANAGEMENT, INC.
--------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
--------------------------------------------------------------------------------
Fidelity VIP              Reasonable income                FIDELITY MANAGEMENT &
 Equity-Income                                              RESEARCH COMPANY
 Portfolio - Service
 Class 2
--------------------------------------------------------
Fidelity VIP Growth       Capital appreciation
 Portfolio - Service
 Class 2
--------------------------------------------------------
Fidelity VIP Investment   As high a level of current
 Grade Bond Portfolio -    income as is consistent
 Service Class 2           with the preservation of
                           capital
--------------------------------------------------------
Fidelity VIP Overseas     Long-term growth of capital.
 Portfolio - Service
 Class 2
--------------------------------------------------------------------------------
JANUS ASPEN SERIES
--------------------------------------------------------------------------------
Janus Aspen Series        Long-term growth of capital      JANUS CAPITAL
 Capital Appreciation                                       MANAGEMENT LLC
 Portfolio:
 Institutional Shares
 (2)
--------------------------------------------------------
Janus Aspen Series        Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (3)
--------------------------------------------------------
Janus Aspen Series        Long-term growth of capital
 Worldwide Growth          in a manner consistent with
 Portfolio: Service        the preservation of
 Shares                    capital.
--------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES, INC.
--------------------------------------------------------------------------------
Lazard Emerging Markets   Long-term capital                LAZARD ASSET
 Portfolio                 appreciation                     MANAGEMENT LLC
--------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
--------------------------------------------------------------------------------
MFS New Discovery         Capital appreciation             MFS(TM) INVESTMENT
 Series - Service Class                                     MANAGEMENT
--------------------------------------------------------
MFS Utilities Series -    Capital growth and current
 Service Class             income
--------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
--------------------------------------------------------------------------------
Oppenheimer Main Street   Capital appreciation             OPPENHEIMERFUNDS,
 Small Cap Fund/VA -                                        INC.
 Service Shares
--------------------------------------------------------------------------------
PANORAMA SERIES FUND, INC.
--------------------------------------------------------------------------------
Oppenheimer               Capital appreciation             OPPENHEIMERFUNDS,
 International Growth                                       INC.
 Fund/VA - Service
 Shares
--------------------------------------------------------------------------------
PIMCO ADVISERS VIT
--------------------------------------------------------------------------------
PAVIT OpCap Balanced      Growth of capital and            OPCAP ADVISORS LLC
 Portfolio (1)             investment income
--------------------------------------------------------
PAVIT PEA Science and     Capital appreciation
 Technology Portfolio
--------------------------------------------------------
PAVIT OpCap Small Cap     Capital appreciation
 Portfolio
--------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
--------------------------------------------------------------------------------
PIMCO Foreign Bond        To maximize total return,        PACIFIC INVESTMENT
 Portfolio (U.S.           consistent with                  MANAGEMENT COMPANY
 Dollar-Hedged) -          preservation of capital and      LLC
 Administrative Shares     prudent investment
                           management
--------------------------------------------------------
PIMCO Money Market        To obtain maximum current
 Portfolio -               income consistent with
 Administrative Shares     preservation of capital and
                           daily liquidity.
--------------------------------------------------------
PIMCO Real Return         Seeks maximum real return,
 Portfolio -               consistent with
 Administrative Shares     preservation of real
                           capital and prudent
                           investment management.
--------------------------------------------------------
PIMCO Total Return        To maximize total return,
 Portfolio -               consistent with
 Administrative Shares     preservation of capital and
                           prudent investment
                           management.
--------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
--------------------------------------------------------------------------------
Putnam VT High Yield      High current income. Capital     PUTNAM INVESTMENT
 Fund - Class IB           growth is a secondary goal       MANAGEMENT, LLC
                           when consistent with
                           achieving high current
                           income. The fund seeks its
                           goal by investing at least
                           80% in U.S. corporate rated
                           below investment grade
                           (junk bonds) and that have
                           intermediate to long-term
                           maturities (three years or
                           longer.)
--------------------------------------------------------
Putnam VT International   Capital growth. Current
 Growth and Income Fund    income is a secondary
 - Class IB                objective.
--------------------------------------------------------------------------------
THE RYDEX VARIABLE TRUST
--------------------------------------------------------------------------------
Rydex VT OTC Fund         Investment results that          RYDEX INVESTMENTS
                           correspond to a benchmark
                           for over-the-counter
                           securities. The Portfolio's
                           current benchmark is the
                           NASDAQ 100 Index.
--------------------------------------------------------
Rydex VT Sector           Long-term capital
 Rotation Fund             appraciation.
--------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC
--------------------------------------------------------------------------------
Salomon Brothers          Capital appreciation             SALOMON BROTHERS
 Variable All Cap Fund                                      ASSET MANAGEMENT INC
 - Class I (formerly
 Capital Fund) Class I
--------------------------------------------------------
Salomon Brothers          Long-term growth of capital
 Variable Investors        with current income as a
 Fund - Class I (1)        secondary objective
--------------------------------------------------------------------------------
SCUDDER INVESTMENTS VIT FUNDS
--------------------------------------------------------------------------------
Scudder VIT EAFE Equity   To replicate as closely as       DEUTSCHE ASSET
 Index Fund - Class B      possible before deduction        MANAGEMENT, INC.
                           of expenses, performance of
                           the MSCI EAFE Index which
                           emphasizes stocks of companies
                           in major markets in Europe,
                           Australia, and the Far East.
--------------------------------------------------------
Scudder VIT Equity 500    To replicate as closely as
 Index Fund - Class B      possible before deduction of
                           expenses, performance of
                           the S&P 500 Index which
                           emphasizes stocks of large
                           U.S. companies.
--------------------------------------------------------
Scudder VIT Small Cap     To replicate as closely as
 Index Fund - Class B      possible before deduction
                           of expenses, the
                           performance of the Russell
                           2000 Index which emphasizes
                           stocks of small U.S.
                           companies.
--------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
--------------------------------------------------------------------------------
Van Kampen UIF            Seeks long-term capital          VAN KAMPEN (6)
 Equity Growth             appreciation by investing
 Portfolio, Class I (4)    primarily in
                           growth-oriented equity
                           securities of large
                           capitalization companies.
--------------------------------------------------------
Van Kampen UIF            Above-average total return
 High Yield Portfolio,     over a market cycle of
 Class I                   three to five years by
                           investing primarily in high
                           yield securities (commonly
                           referred to as "junk
                           bonds").
--------------------------------------------------------
Van Kampen UIF            Seeks above-average total
 U.S. Mid Cap Value        return over a market cycle
 Portfolio, Class I (5)    of three to five years by
                           investing in common stocks
                           and other equity
                           securities.
--------------------------------------------------------
Van Kampen UIF            Seeks to provide
 U.S. Real Estate          above-average current
 Portfolio, Class II       income and long-term
                           capital appreciation by
                           investing primarily in
                           equity securities of
                           com[panies in the U.S. real
                           estate industry, including
                           real estate investment
                           trusts.
--------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
--------------------------------------------------------------------------------
Van Kampen LIT            Capital Growth                   VAN KAMPEN ASSET
 Aggressive Growth                                          MANAGEMENT
 Portfolio, Class II (7)
--------------------------------------------------------
Van Kampen LIT            Long-term growth of capital
 Growth & Income           and income
 Portfolio, Class II
--------------------------------------------------------------------------------

(1) Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund - Class I, respectively.

(2) Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.

(3) Effective 5/1/04 the Janus Aspen Series International Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio - Service Shares.

(4) Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA Capital Growth Fund were merged into the Van Kampen UIF Equity Growth Portfolio, Class I.

(5) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I.

(6) Morgan Stanley Investment Management Inc., the investment adviser to the UIF Portfolios, does business in certain instances as Van Kampen.

(7) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class II.

(8) A Fund's objective may be changed by the Fund's Board of Trustees without shareholder approval.

SOME OF THE PORTFOLIOS HAVE NAMES SIMILAR TO RETAIL MUTUAL FUNDS. HOWEVER, THE PORTFOLIOS MAY BE MANAGED BY A DIFFERENT PORTFOLIO MANAGER. MOREOVER, THE PORTFOLIOS ARE LIKELY TO DIFFER FROM RETAIL MUTUAL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, A PORTFOLIO'S SECURITY HOLDINGS MAY DIFFER FROM THOSE OF A SIMILARLY NAMED RETAIL MUTUAL FUND, AND INVESTMENT RESULTS OF A PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF SIMILARLY NAMED RETAIL MUTUAL FUNDS.

                                  14 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 3 Fixed Account Options, including 2 dollar cost averaging options and the option to invest in one or more GUARANTEE PERIODS included in the GUARANTEED MATURITY FIXED ACCOUNT. We may offer additional Fixed Account options in the future. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Dollar Cost Averaging Fixed Account Options. The Fixed Account Options may not be available in all states. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account. Loan Payments may not be allocated to the Fixed Account(s).

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish a Short Term Dollar Cost Averaging Program by allocating purchase payments to THE SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("SHORT TERM DCA FIXED ACCOUNT OPTION"). Each purchase payment allocated to the Short Term DCA Fixed Account Option must be at least $1,200. We will credit interest to purchase payments you allocate to this Option for up to six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Short Term DCA Fixed Account Option. However, you may not choose less than 3 or more than 6 equal monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 6 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the Money Market Variable Subaccount unless you request a different investment alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Subaccount. No transfers are permitted into the Short Term DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Subaccount in equal monthly installments.

EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish an Extended Short Term Dollar Cost Averaging Program by allocating purchase payments to THE EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("EXTENDED SHORT TERM DCA FIXED ACCOUNT OPTION"). Each purchase payment allocated to the Extended Short Term DCA Fixed Account Option must be at least $1,200. We will credit interest to purchase payments you allocate to this Option for up to twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Extended Short Term DCA Fixed Account Option. However, you may not choose less than 7 or more than 12 equal monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 12 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the Money Market Variable Subaccount unless you request a different investment alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Subaccount. No transfers are permitted into the Extended Short Term DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Subaccount in equal monthly installments.

INVESTMENT RISK

We bear the investment risk for all amounts allocated to the Short Term DCA Fixed Account Option and the Extended Short Term DCA Fixed Account Option. That is because we guarantee the current rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. We determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Short Term DCA Fixed Account Option and the Extended Short Term DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-865-5237.

                                  15 PROSPECTUS

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s).

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your representative or Lincoln Benefit at 1-800-865-5237.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to a Guaranteed Period would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment.........................   $10,000
Guarantee Period.........................   5 years
Annual Interest Rate.....................      4.50%

                                     END OF CONTRACT YEAR
                                 YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                               ----------  ----------  ----------  ----------  ----------
Beginning Contract
 Value................         $10,000.00
 x (1 + Annual Interest Rate)       1.045
                               ----------
                               $10,450.00
Contract Value at end
 of Contract Year.....                     $10,450.00
 x (1 + Annual Interest Rate)                   1.045
                                           ----------
                                           $10,920.25
Contract Value at end
 of Contract Year.....                                 $10,920.25
 x (1 + Annual Interest Rate)                               1.045
                                                       ----------
                                                       $11,411.66
Contract Value at end
 of Contract Year.....                                             $11,411.66
 x (1 + Annual Interest Rate)                                           1.045
                                                                   ----------
                                                                   $11,925.19
Contract Value at end
 of Contract Year.....                                                         $11,925.19
 x (1 + Annual Interest Rate)                                                       1.045
                                                                               ----------
                                                                               $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82 - $10,000.00)

This example assumes no withdrawals during the entire 5-year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

                                  16 PROSPECTUS

1. Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our current declared rate for a Guarantee Period of that length; or

2. Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3. Instruct us to transfer all or a portion of your money to one or more Variable Subaccounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4. Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and income tax withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make:

..    that qualifies for one of the waivers as described on pages 25,

..    to satisfy the IRS minimum distribution rules for the Contract, or

..    a single withdrawal made by a surviving spouse made within one year after continuing the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the TREASURY RATE for a maturity equal to the Guarantee Period at its inception to the Treasury Rate for a maturity equal to the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal from a Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                                  17 PROSPECTUS

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to either the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account Options. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a charge of.50% of the transfer amount but not less than $25, on each transfer in excess of 12 per Contract Year. All transfers to or from more than one Portfolio on any given day counts as one transfer.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30-day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Subaccounts so as to change the relative weighting of the Variable Subaccounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year. You may not convert any portion of your fixed income payments into variable income payments. After 6 months from the Payout Start Date, you may make transfers from the Variable Subaccounts to increase the proportion of your income payments consisting of fixed income payments.

TELEPHONE TRANSFERS

You may make transfers by telephone. To give a third party authorization, you must first send us a completed authorization form. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. Calls completed before 3:00 p.m. will be effected on that day at that day's price. Calls completed after 3:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price.

At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the telephone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Subaccounts in any Contract year, or to refuse any Variable Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Subaccounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading Limitations" consistent with applicable law and the Contract. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Subaccounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

                                  18 PROSPECTUS

..    we believe. in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month from any Variable Subaccount, the Short Term Dollar Cost Averaging Fixed Account, or the Extended Short Term Dollar Cost Averaging Fixed Account, to any of the other Variable Subaccounts or the Guarantee Periods. You may not use the Dollar Cost Averaging Program to transfer amounts from the Guarantee Periods. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of Dollar Cost Averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Subaccounts, the performance of each Subaccount may cause a shift in the percentage you allocated to each Subaccount. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Subaccount and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing Program.

We will rebalance your account monthly, quarterly, semi-annually, or annually, depending on your instructions. We will transfer amounts among the Variable Subaccounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Subaccounts. You want 40% to be in the Fidelity Growth Portfolio Variable Subaccount and 60% to be in the OpCap Balanced portfolio Variable Subaccount. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Fidelity Growth Portfolio Variable Subaccount now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the Fidelity Growth Portfolio Variable Subaccount and use the money to buy more units in the OpCap Balanced portfolio Variable Subaccount so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. A one-time request to rebalance the amounts allocated to the Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the Accumulation Phase. We will automatically terminate this program if you request any transfer outside the Automatic Portfolio Rebalancing Program. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

                                  19 PROSPECTUS

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.25% of the average daily net assets you have invested in the Variable Subaccounts (1.50% if you select the Enhanced Death Benefit Rider; 1.45% if you select the Income Benefit Rider; and 1.70% if you select both the Enhanced Death Benefit Rider and the Income Benefit Rider), and an additional charge ranging from 0.15% to 0.35% for the Enhanced Earnings Death Benefit described below.

The mortality and expense risk charge is for the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider, the Income Benefit Rider and the Enhanced Earnings Death Benefit Rider compensate us for the additional risk that we accept by providing these Riders.

We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase. After the Payout Start Date, mortality and expense risk charges for the Enhanced Death Benefit, the Income Benefit, and the Enhanced Earnings Death Benefit will cease.

ENHANCED EARNINGS DEATH BENEFIT RIDER CHARGE

If you elect the Enhanced Earnings Death Benefit Rider, we will increase the Mortality and Expense charge during the Accumulation Phase by the annual rates shown below based on the oldest Contract Owner's age on the Rider Date.

 AGE    ANNUAL CHARGE
-----   ------------
 0-55       0.15%
56-65       0.25%
66-75
            0.35%

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Subaccounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge up to 0.50% of the transfer amount, but not less than $25, per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 8% of the purchase payment(s) you withdraw. The charge declines to 0% over an 8 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page 8. Beginning on January 1, 2004, if you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge penalty in effect on the following day, whichever is lower. Any Purchase Payments older than 8 years old, which have not been previously withdrawn, may be withdrawn without paying the withdrawal charge. During each Contract year, you can also withdraw the greater of earnings not previously withdrawn or 15% of your New Purchase Payments without paying the charge. New Purchase Payments are Purchase Payments received by us less than 8 years prior to withdrawal. Unused portions of this "FREE WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid.

For purposes of calculating the withdrawal charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST. Earnings - The amount of Contract Value in excess of all purchase payments that have not previously been withdrawn;

SECOND. Old Purchase Payments - Purchase payments received by us more than eight years prior to the date of withdrawal which have not been previously withdrawn;

THIRD. New Purchase Payments that are not subject to a withdrawal charge; and

FOURTH. New Purchase Payments that are subject to a withdrawal charge.

For federal income tax purposes, withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal. Free withdrawal amounts are not cumulative.

                                  20 PROSPECTUS

We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you terminate income payments to be received for a specified period);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals also may be subject to tax penalties or income tax and a Market Value Adjustment. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER.We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. You or the Annuitant, if the Contract Owner is not a living person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you or the Annuitant (if the Contract Owner is not a living person) are first diagnosed with a terminal illness at least 30 days after the Issue Date; and

2.   you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date;

2. you or the Annuitant, if the Contract Owner is not a living person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

3. you or the Annuitant, if the Contract Owner is not a living person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Owner's value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not

                                  21 PROSPECTUS
it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Subaccounts. These fees and expenses are described in the accompanying prospectuses for the Funds. For a summary of current estimates of those charges and expenses, see page 9. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment less any withdrawal charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the Variable Subaccounts according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire investment in a Variable Subaccount.

If you request a total withdrawal, we may require you to return your Contract to us. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

If your Contract is a non-qualified contract or IRA, you may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. Systematic withdrawals will be deducted from the Variable Subaccounts and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account Options, on a pro rata basis. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the value of the Variable Subaccounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. For income tax purposes, withdrawals are generally made from earnings first. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $2,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract Value to the contractual minimum of $2,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  22 PROSPECTUS

CONTRACT LOANS FOR 403(B) CONTRACTS

Subject to the restrictions described below, we will make loans to the Contract Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Internal Revenue Code. Such loans are not available in Vermont. Loans are not available under non-qualified Contracts. We will only make loans after the right to cancel period and before the Payout Start Date. All loans are subject to the terms of the Contract, the relevant qualified plan, and the Internal Revenue Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the amount available for full withdrawal under your Contract on the date of the loan. In addition, you may not borrow a loan if the total of the requested loan and all of your loans under TSA plans is more than the lesser of (a) or (b) where:

(a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b) equals the greater of $10,000 or half of the amount available for full withdrawal.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Payout Start Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Internal Revenue Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Variable Account and/or the Fixed Account Options to the LOAN ACCOUNT as collateral for the loan. The Loan Account is an account established for amounts transferred from the Variable Subaccounts or Fixed Account as security for an outstanding Contract loan. We will transfer to the Loan Account amounts from the Variable Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Options.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Subaccounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1)  the Death Proceeds;

(2)  full withdrawal proceeds;

(3)  the amount available for partial withdrawal;

(4)  the amount applied on the Payout Start Date to provide income payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for your most recent Purchase Payment. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the PIMCO Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in

                                  23 PROSPECTUS
payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty. Until we are permitted by law to extinguish a defaulted loan, we will continue to charge interest and add unpaid interest to your outstanding loan balance.

If the total loan balance exceeds the amount available for full withdrawal, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

INCOME PAYMENTS

PAYOUT START DATE

You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be:

..    at least 30 days after the Issue Date; and

..    no later than the day the Annuitant reaches age 90, or the 10th Contract
     Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Subaccount assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).

                                  24 PROSPECTUS

In that case you may terminate all or part of the income payments at any time and withdraw their value, subject to withdrawal charges. For Variable Amount Income Payments, the value you may withdraw is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the value you may withdraw is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the applicable current interest rate. The applicable current interest rate is the rate we are using on the date we receive your withdrawal request to determine income payments for a new Income Plan with a payment period equal to the remaining payment period of the income payments being terminated. The value you may withdraw may be higher or lower than it would have been using the interest rate that was initially used to calculate your Fixed Account Income Payments and your total payments (withdrawal amount plus income payments already received) may be more or less than the amount applied to your Income Plan. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Subaccounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $50, and state law permits, we may:

..    pay you the Contract Value, adjusted by any applicable Market Value
     Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

..    reduce the frequency of your payments so that each payment will be at least
     $50.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Subaccounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Subaccounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

INCOME BENEFIT RIDER

The Income Benefit Rider is no longer available. For Contract Owners and Annuitants up to and including age 75. This Rider guarantees that the amount of income payments you receive will not be less than those determined by applying the Income Base, less any applicable taxes, to the minimum guaranteed rate (rather than to any current rates we may be offering) for the Income Plan you select ("Guaranteed Income Benefit"). This Rider does not affect the amounts paid as a death benefit, partial withdrawal or surrender. The Rider is optional, has additional charges and may not be available in all states.

                                  25 PROSPECTUS

QUALIFICATIONS. To qualify for the income benefit payments under this Rider, you must meet the following requirements as of the Payout Start Date:

..    You must elect a Payout Start Date that is on or after the 10th anniversary of the Rider Date;

..    The Payout Start Date must be prior to the oldest Annuitant's 90th birthday;

..    The Payout Start Date must occur during the 30 day period following a
     Contract Anniversary;

..    You must elect to receive fixed income payments, which will be calculated using the guaranteed payout rates listed in your Contract; and

..    The Income Plan you selected must provide for payments guaranteed for either a single life or joint lives with a specified period of at least:

..    10 years, if the youngest Annuitant's age is 80 or less on the Payout Start
     Date, or

..    5 years, if the youngest Annuitant's age is greater than 80 on the Payout
     Start Date.

..    Of course, if your Contract Value, applied to the then current payout rates offered by Lincoln Benefit, generates higher income payments than those provided under the Income Benefit Rider, you will receive the higher payment amount. You may also elect to apply your Contract Value to any other income plan that we offer at that time.

The Income Benefit Rider will no longer be in effect and the mortality and expense charge for the Rider will end upon the change of the named Annuitant for reasons other than death. We may discontinue offering these options at any time.

INCOME BASE

The Income Base is used solely for the purpose of calculating the GUARANTEED INCOME BENEFIT under this Rider ("Guaranteed Income Benefit") and does not provide a Contract Value or guarantee performance of any investment option.

On the date we issue the Rider ("Rider Date"), the Income Base is equal to the Contract Value. After the Rider Date, the Income Base plus any subsequent purchase payments and less a withdrawal adjustment (described below) for any subsequent withdrawal will accumulate daily at a rate equivalent to 5% per year until the earlier of the Payout Start Date, or the first day of the month after the oldest Contract Owner's (or Annuitant's, if the Contract Owner is not a living person) 85th birthday. The maximum Income Base is 200% of:

..    the Contract Value on the Rider Date; plus

..    any subsequent purchase payments; less

..    any subsequent withdrawal adjustments.

WITHDRAWAL ADJUSTMENT

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where:

(a) = the withdrawal amount

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the most recently calculated Income Base

The Guaranteed Income Benefit amount is determined by applying the Income Base less any applicable taxes to the guaranteed rates for the Income Plan you elect. The Income Plan you elect must satisfy the conditions described above.

On the Payout Start Date, the income payment will be the greater of the guaranteed Income Benefit or the Income Payment provided in the Payout Phase section.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

                                  26 PROSPECTUS

DEATH BENEFITS

WE WILL PAY A DEATH BENEFIT PRIOR TO THE PAYOUT START DATE ON:

1.   the death of any Contract Owner or,

2.   the death of the Annuitant, if the Contract Owner is not a living person.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiaries. If the Contract Owner is not a living person, in the case of the death of the Annuitant, we will pay the death benefit to the current Contract Owner.

A claim for a distribution on death must include DUE PROOF OF DEATH. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete claim for payment of the Death Benefit. We will accept the following documentation as "Due Proof of Death":

..    a certified copy of a death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

Your beneficiary should submit a complete claim for payment of the Death Benefit within 180 days of the relevant death in order to claim the standard or enhanced Death Benefit. If your beneficiary does not submit a complete claim for payment of the Death Benefit within 180 days of the relevant death, the beneficiary will be paid the Contract Value which may be adjusted as described in "Death Benefit Payments" on page 34. You may specify that the death benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, if we receive a complete request for payment of the Death Benefit within 180 days of the date of death, the standard Death Benefit is equal to the greatest of:

..    the sum of all Purchase Payments reduced by withdrawal adjustments. The withdrawal adjustment for Purchase Payments is equal to (a) divided by (b), with the result multiplied by (c) where:

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c) is the sum of all prior purchase payments adjusted by any prior withdrawals; or

..    the Contract Value on the date we determine the Death Benefit, or

..    the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value, i.e., the Contract Value adjusted by any market value adjustment, less any applicable withdrawal charge or premium tax) on the date we determine the Death Benefit, or

..    the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the Death Benefit, increased by any purchase payment made since that Death Benefit Anniversary and reduced by an adjustment for any withdrawals since that Death Benefit Anniversary.

In other words, for each Death Benefit Anniversary that occurs prior to the date we determine the Death Benefit, we will calculate an amount equal to the Contract Value on that Death Benefit Anniversary, plus any purchase payments made since that Death Benefit Anniversary, and minus an adjustment for any withdrawals made since that Death Benefit Anniversary. (The calculation of the withdrawal adjustment is described on page 33.) If there are multiple Death Benefit Anniversaries, we will make multiple calculations. The highest result will be compared to the other three values listed above in order to determine the Death Benefit.

"Death Benefit Anniversaries" occur every 7th Contract anniversary until the oldest Contract Owner's 80th birthday, or the Annuitant's 80th birthday if the Contract Owner is not a living person. The Contract Anniversary immediately following the oldest Contract Owner's 80th birthday, or the Annuitant's 80th birthday if the Contract Owner is not a living person, will also be a Death Benefit Anniversary and is the final Death Benefit Anniversary.

The Death Benefit Anniversary withdrawal adjustment is equal to (a) divided by
(b), with the result multiplied by (c), where:

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c) is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

We will determine the value of the Death Benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3:00 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

                                  27 PROSPECTUS

ENHANCED DEATH BENEFIT RIDER

The Enhanced Death Benefit Rider is an optional benefit that you may elect if the Contract Owners and Annuitants are not older than age 80 on the date we receive the application, or the date we receive the written request to add this Rider, whichever is later. If the Contract Owner is a living individual, the Enhanced Death Benefit applies only upon the death of the Contract Owner. If the Contract Owner is not a living individual, the Enhanced Death Benefit applies only upon the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of the standard death benefit above, or the Enhanced Death Benefit. The Enhanced Death Benefit is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit A or B may not be available in all states. This rider will automatically terminate on the Payout Start Date.

The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws that govern the Contract. The Enhanced Death Benefit Rider and the mortality and expense charge for the Rider will terminate upon the change of Contract Owner (or the Annuitant if the Contract Owner is not a living person) for reasons other than death.

ENHANCED DEATH BENEFIT A. On the date we issue the Rider ("RIDER DATE"), Enhanced Death Benefit A is equal to the Contract Value on that date. After the Rider Date, Enhanced Death Benefit A is the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. The "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by a withdrawal adjustment, as described below, for any partial withdrawals since that Anniversary.

We will calculate Anniversary Values for each Contract Anniversary up until the earlier of:

..    the date we determine the death benefit; or

..    the first Contract Anniversary following the oldest Contract Owner's or, if the Contract Owner is not a living person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit A only for purchase payments and withdrawals.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a) = is the withdrawal amount,

(b) = is the Contract Value immediately prior to the withdrawal, and

(c) = the most recently calculated Enhanced Death Benefit A.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B on the Rider Date is equal to the Contract Value on that date. After the Rider Date, the Enhanced Death Benefit B, plus any subsequent purchase payments and less a withdrawal adjustment, as described below, will accumulate daily at a rate equivalent to 5% per year until the earlier of:

..    the date we determine the death benefit; or

..    the first day of the month following the oldest Contract Owner's or, if the
     Contract Owner is not a living person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit B only for purchase payments and withdrawals. The maximum amount of Enhanced Death Benefit B is 200% of:

..    the Contract Value on the Rider Date; plus

..    any subsequent purchase payments; less

..    any subsequent withdrawal adjustments.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a) = the withdrawal amount,

(b) = is the Contract Value immediately prior to the withdrawal, and

(c) = is the most recently calculated Enhanced Death Benefit B.

ENHANCED EARNINGS DEATH BENEFIT RIDER

For Contract Owners and Annuitants up to and including age 75, the Enhanced Earnings Death Benefit Rider is an optional benefit that you may elect.

If the Contract Owner is a living person, the Enhanced Earnings Death Benefit Rider applies only upon the death of the Contract Owner. If the Contract Owner is not a living person, the Enhanced Earnings Death Benefit Rider applies only upon the death of the Annuitant. The Enhanced Earnings Death Benefit Rider and the annual charge for the Rider will terminate upon the change of Contract Owner (or the Annuitant if the Contract Owner is not a living person) for reasons other than death. The Rider may not be available in all states. We may discontinue the offering of the Rider at any time. This rider will automatically terminate on the Payout Start Date.

Under the Enhanced Earnings Death Benefit Rider, the Enhanced Earnings Death Benefit is determined as follows:

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a living person, is age 55 or younger on the date we receive the completed application, or we receive written request to add this

                                  28 PROSPECTUS
rider, whichever is later, the Enhanced Earnings Death Benefit will be:

..    the lesser of 100% of IN-FORCE PREMIUM (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is not a living person) or 50% of In-Force Earnings, calculated as of the date we receive due proof of death.

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a living person, is between the ages of 56 and 65 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

..    the lesser of 80% of the In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is not a living person) or 40% of In-Force Earning, calculated as of the date we receive due proof of death.

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a living person, is between the ages of 66 and 75 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

..    the lesser of 50% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is not a living person) or 25% of In-Force Earnings, calculated as of the date we receive due proof of death.

For purpose of calculating the Enhanced Earnings Death Benefit, the following definitions apply:

..    In-Force Earnings is the greater of (a) the current Contract Value less the
     In-Force Premium; or (b) zero.

..    In-Force Premiums are defined as follows:

..    If the Rider Date is the same as the Issue Date of the Contract:

..    The sum of all the purchase payments less the sum of all the
     Excess-of-Earnings Withdrawals.

..    If the Rider Date is later than the Contract issue date:

..    The Contract Value as of Rider Date plus all the purchase payments made after the Rider Date less the sum of all the Excess-of-Earnings Withdrawals after the Rider Date Excess-of-Earnings Withdrawals are defined as follows:

..    For each withdrawal, this amount is equal to the amount, if any, by which the withdrawal exceeds the In-Force Earnings immediately prior to the withdrawal.

We will calculate the Enhanced Earnings Death Benefit Rider as of the date we receive Due Proof of Death. We will pay the Enhanced Earnings Death Benefit with the death benefit as described under "Death Benefit Payments" below.

The value of the Enhanced Earnings Death Benefit largely depends on the amount of earnings that accumulate under your Contract. If you expect to withdraw the earnings from your Contract Value, electing the Enhanced Earnings Death Benefit Rider may not be appropriate. For purposes of calculating the Enhanced Earnings Death Benefit, earnings are considered to be withdrawn first before purchase payments. Your financial advisor can help you decide if the Enhanced Earnings Death Benefit Rider is right for you.

For examples of how the death benefit is calculated under the Enhanced Earnings Death Benefit Rider, see Appendix C.

DEATH BENEFIT PAYMENTS

1.   If the sole new Contract Owner is your spouse:

(a) Your spouse may elect, within 180 days of the date of your death, to receive the Death Benefit described above in a lump sum.

(b) Your spouse may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out through an Income Plan. Payments from the Income Plan must begin within one year of your date of death. The payments must be:

(i)  over the life of your spouse; or

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

If your spouse chooses to continue the Contract or, does not elect one of the options above within 180 days of your death, the Contract will continue in the Accumulation Phase as if no death has occurred. If the Contract continues in the Accumulation Phase, the following conditions apply:

(a) On the date the Contract is continued, the Contract Value will be the Death Benefit as determined as of the Valuation Date on which we received due proof of death (the next Valuation Date, if we receive due proof of death after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Benefit amount over the Contract Value will be allocated to the Subaccounts. This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for payment of the

                                  29 PROSPECTUS

Death Benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfers without incurring a transfer fee:

(i)  transfer all or a portion of the excess among the Subaccounts;

(ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

(iii) transfer all or a portion of the excess into a combination of Subaccounts, or the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract. The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge or Market Value Adjustment.

After the Contract is continued, prior to the Payout Start Date, the Death Benefit of the continued Contract will be the greatest of:

(a)  the sum of all purchase payments reduced by any withdrawal adjustments; or

(b)  the Contract Value on the date we determine the Death Benefit; or

(c)  the Settlement Value on the date we determine the Death Benefit; or

(d) the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any Purchase Payments made since that Death Benefit Anniversary and reduced by an adjustment for any withdrawals, as defined in the Death Benefit provision.

Please see DEATH BENEFIT AMOUNT on page 32 for a detailed explanation of how these amounts are calculated.

Only one spousal continuation is allowed under the Contract.

2. If the new Contract Owner is not your spouse but is a living person, the new Contract Owner has the following options:

(a) The new Contract Owner may elect, within 180 days of the date of your death, to receive the Death Benefit in a lump sum.

(b) The new Contract Owner may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out through an Income Plan. Payments from the annuity option must begin within one year of your date of death. The Payments must be:

(i) over the life of the new Contract Owner, or for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner; or

(ii) over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

(c) If the New Owner does not elect one of the options above within 180 days of death, then the New Owner must receive the Contract Value payable within 5 years of your date of death. Under this option, if the Settlement Value is greater than the Contract Value as determined as of the Valuation Date on which we received a complete request for settlement, which includes Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3:00 p.m. Central Time), we will allocate the excess to the Variable Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the New Owner may exercise all rights as set forth in the TRANSFERS section during this 5-year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

If the New Owner dies prior to receiving all of the Contract Value, then the New Owner's named beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

3. If the new Contract Owner is a non-Living Person, the new Contract Owner has the following options:

(a) The non-living Contract Owner may elect, within 180 days of your death, to receive the Death Benefit in a lump sum.

(b) If the New Owner does not elect the option above, then the New Owner must receive the Contract Value payable within 5 years of your date of death. Under this option, if the Settlement Value is greater than the Contract Value as determined as of the Valuation Date on which we received Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3:00 pm Central Time), we will allocate the excess to the Variable Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the New Owner may exercise all rights as set forth in the Transfers provision during this 5-year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.

                                  30 PROSPECTUS

We reserve the right to offer additional options upon Death of Owner. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the New Owner.

If any new Contract Owner is not a Living Person, all new Contract Owners will be considered to be non-Living Persons for the above purposes.

We reserve the right to waive or extend the 180-day limit on a non-discriminatory basis.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date, the Contract Owner must elect one of the following options:

1. If the Contract Owner is a Living Person, the Contract will continue with a new Annuitant as described on page 12.

2.   If the Contract Owner is not a Living Person:

(a) The non-living Contract Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or

(b) If the Contract Owner does not elect the above option, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this option, if the Settlement Value is greater than the Contract Value as determined as of the Valuation Date on which we received Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3:00 pm Central Time), we will allocate the excess to the Variable Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the Contract Owner may then exercise all rights as set forth in the TRANSFERS section during this 5-year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.

If the non-living Contract Owner does not make one of the above described elections, the Settlement Value must be withdrawn by a non-living Contract Owner on or before the mandatory distribution date 5 years after the Annuitant's death.

We reserve the right to waive or extend the 180-day limit on a non-discriminatory basis.

MORE INFORMATION

LINCOLN BENEFIT LIFE COMPANY.

Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska, 68506-4142. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life" or "ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation ("Allstate").

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Variable Account and/or the Fixed Account.

Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with ALIC, the Company reinsures all reserve liabilities with ALIC except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Variable Accounts and are retained by the Company. However, the transactions related to such variable contracts such as premiums, expenses and benefits are transferred to ALIC.

THE VARIABLE ACCOUNT

Lincoln Benefit established the Lincoln Benefit Life Variable Annuity Account in 1992. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Lincoln Benefit.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Nebraska law. That means we account for the Variable Account's income, gains and losses separately from the results of our

                                  31 PROSPECTUS
other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Variable Account consists of Variable Subaccounts. Each Variable Subaccount invests in a corresponding Portfolio. We may add new Variable Subaccounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Subaccounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Subaccounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Subaccount by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Subaccount by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Subaccounts that invest in additional underlying funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

 DISTRIBUTION. The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 7.5% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1.5% of Purchase Payments and other cash bonuses to broker-dealers who maintain certain sales volume levels.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The

                                  32 PROSPECTUS
underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within a employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel and Assistant Secretary of Lincoln Benefit.

                                  33 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Variable Account, then Lincoln Benefit may impose a charge against the Variable

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department

                                  34 PROSPECTUS
announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  35 PROSPECTUS
premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  36 PROSPECTUS
countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age

                                  37 PROSPECTUS

59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

                                  38 PROSPECTUS

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

                                  39 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. the address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln, Nebraska, 68501-0469 or 800-865-5237.

                                  40 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUES

The Accumulation Unit Value is a unit of measure used to calculate the value of a Contract Owner's interest in a Variable Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Administrative Expense Charge. The beginning value for 2001 reflects the Accumulation Unit Value as of August 10, 2001, the effective date of the Registration Statement for this Contract. We maintain different Accumulation Unit Values for Base Contracts with different combinations of optional riders because the charges deducted from the Subaccounts are different. This Appendix includes Accumulation Unit Values reflecting the highest and lowest available Contract charge combinations. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all the other available combinations of optional riders. A brief explanation of how performance of the Subaccounts is calculated may also be found in the Statement of Additional Information. Please contact us at 1-800-865-5237 to obtain a copy of the Statement of Additional Information.

BASE POLICY WITH NO OPTIONAL RIDERS

                                                Year ending December 31,
                                             -----------------------------
                                               2001       2002      2003
FUND
--------------------------------------------------------------------------
AIM  Basic Value Fund (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
AIM Dent Demographics Trends Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.77  $  6.537
 Accumulation Unit Value Ending              $   9.77  $   6.537  $  8.865
 Number of Units Outstanding at End of          6,717     37,747    49,569
 Year
--------------------------------------------------------------------------
Alger American Growth
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.361
 Number of Units Outstanding at End of             --         --    16,344
 Year
--------------------------------------------------------------------------
Fidelity Equity-Income
 Accumulation Unit Value Beginning           $  10.00  $    9.63  $  7.873
 Accumulation Unit Value Ending              $   9.63  $   7.873  $ 10.099
 Number of Units Outstanding at End of          7,233    176,376   291,454
 Year
--------------------------------------------------------------------------
Fidelity VIP Growth P
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.461
 Number of Units Outstanding at End of             --         --    42,866
 Year
--------------------------------------------------------------------------
Fidelity Investment Grade Bond
 Accumulation Unit Value Beginning           $  10.00  $   10.15  $ 11.021
 Accumulation Unit Value Ending              $  10.15  $  11.021  $ 11.409
 Number of Units Outstanding at End of         10,192    204,156   340,857
 Year
--------------------------------------------------------------------------
Fidelity Overseas
 Accumulation Unit Value Beginning           $  10.00  $    9.35  $  7.339
 Accumulation Unit Value Ending              $   9.35  $   7.339  $ 10.356
 Number of Units Outstanding at End of            110      2,203    46,826
 Year
--------------------------------------------------------------------------
Janus Aspen Series Capital Appreciation P
(3)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Janus Aspen Series Foreign Stock (4)
 Accumulation Unit Value Beginning           $  10.00  $   10.69  $  9.136
 Accumulation Unit Value Ending              $  10.69  $   9.136  $ 12.021
 Number of Units Outstanding at End of            391     14,107    26,635
 Year
--------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.63  $  7.060
 Accumulation Unit Value Ending              $   9.63  $   7.060  $  8.614
 Number of Units Outstanding at End of          3,165     97,061    77,756
 Year
--------------------------------------------------------------------------
Lazard Retirement Emerging Markets
 Accumulation Unit Value Beginning           $  10.00  $    9.92  $  9.639
 Accumulation Unit Value Ending              $   9.92  $   9.639  $ 14.544
 Number of Units Outstanding at End of              0      4,579     9,947
 Year
--------------------------------------------------------------------------
LSA Aggressive Growth Fund (7)
 AAccumulation Unit Value Beginning          $  10.00  $    9.41  $  6.348
 Accumulation Unit Value Ending              $   9.41  $   6.348  $  8.686
 Number of Units Outstanding at End of            649     22,935    45,902
 Year
--------------------------------------------------------------------------

                                 41 PROSPECTUS

LSA Balanced Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.64  $  7.768
 Accumulation Unit Value Ending              $   9.64  $   7.768  $  9.902
 Number of Units Outstanding at End of         18,088    152,064   238,048
 Year
--------------------------------------------------------------------------
LSA Basic Value Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.60  $  7.416
 Accumulation Unit Value Ending              $   9.60  $   7.416  $  9.761
 Number of Units Outstanding at End of         13,440    193,154   241,742
 Year
--------------------------------------------------------------------------
LSA Blue Chip Fund (5)
 Accumulation Unit Value Beginning           $  10.00  $    9.76  $  7.103
 Accumulation Unit Value Ending              $   9.76  $   7.103  $  8.776
 Number of Units Outstanding at End of          3,387     91,543   224,286
 Year
--------------------------------------------------------------------------
LSA Capital Appreciation Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $   10.03  $  7.059
 Accumulation Unit Value Ending              $  10.03  $   7.059  $  9.077
 Number of Units Outstanding at End of          2,459     53,255   107,302
 Year
--------------------------------------------------------------------------
LSA Disciplined Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.59        --
 Accumulation Unit Value Ending              $   9.59  $   7.073        --
 Number of Units Outstanding at End of          1,065     64,810        --
 Year
--------------------------------------------------------------------------
LSA Diversified Mid Cap Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $   10.00  $  7.962
 Accumulation Unit Value Ending              $  10.00  $   7.962  $ 10.432
 Number of Units Outstanding at End of          9,409     97,423   130,830
 Year
--------------------------------------------------------------------------
LSA Emerging Growth Equity Fund (7)
 Accumulation Unit Value Beginning           $  10.00  $   10.06  $  5.768
 Accumulation Unit Value Ending              $  10.06  $   5.768  $  8.361
 Number of Units Outstanding at End of            352     17,828    26,548
 Year
--------------------------------------------------------------------------
LSA Equity Growth Fund (2) (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.97  $  6.901
 Accumulation Unit Value Ending              $   9.97  $   6.901  $  8.405
 Number of Units Outstanding at End of          1,703     27,593   109,311
 Year
--------------------------------------------------------------------------
LSA Capital Growth Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.68  $  7.225
 Accumulation Unit Value Ending              $   9.68  $   7.225  $  8.806
 Number of Units Outstanding at End of            856     31,959    53,695
 Year
--------------------------------------------------------------------------
LSA Mid Cap Value Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $   10.66  $  9.731
 Accumulation Unit Value Ending              $  10.66  $   9.731  $ 13.418
 Number of Units Outstanding at End of          7,420     82,491   122,723
 Year
--------------------------------------------------------------------------
LSA Value Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.62  $  7.389
 Accumulation Unit Value Ending              $   9.62  $   7.389  $  9.508
 Number of Units Outstanding at End of          2,032     38,421    98,093
 Year
--------------------------------------------------------------------------
MFS New Discovery Series
 Accumulation Unit Value Beginning           $  10.00  $   10.35  $  6.963
 Accumulation Unit Value Ending              $  10.35  $   6.963  $  9.166
 Number of Units Outstanding at End of          1,040     63,132    81,084
 Year
--------------------------------------------------------------------------
MFS Utilities Series
 Accumulation Unit Value Beginning           $  10.00  $    8.96  $  6.813
 Accumulation Unit Value Ending              $   8.96  $   6.813  $  9.112
 Number of Units Outstanding at End of         12,557     38,681    50,267
 Year
--------------------------------------------------------------------------
PAVIT OpCap Balanced (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
PAVIT PEA Science and Technology
 Accumulation Unit Value Beginning           $  10.00  $    9.59  $  4.768
 Accumulation Unit Value Ending              $   9.59  $   4.768  $  7.683
 Number of Units Outstanding at End of            906     18,884    56,004
 Year
--------------------------------------------------------------------------
PAVIT OpCap SmallCap
 Accumulation Unit Value Beginning           $  10.00  $   10.09  $  7.802
 Accumulation Unit Value Ending              $  10.09  $   7.802  $ 10.980
 Number of Units Outstanding at End of            536     34,675    59,114
 Year
--------------------------------------------------------------------------
Oppenheimer International Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.11  $  6.781
 Accumulation Unit Value Ending              $   9.11  $   6.781  $  9.735
 Number of Units Outstanding at End of          1,054     23,843    23,597
 Year
--------------------------------------------------------------------------

                                 42 PROSPECTUS

Oppenheimer Main Street Small Cap Fund/VA
 Accumulation Unit Value Beginning           $  10.00  $   10.30  $  8.545
 Accumulation Unit Value Ending              $  10.30  $   8.545  $ 12.160
 Number of Units Outstanding at End of          2,185     52,157    87,171
 Year
--------------------------------------------------------------------------
PIMCO Foreign Bond (U.S. Dollar-Hedged)
 Accumulation Unit Value Beginning           $  10.00  $   10.12  $ 10.806
 Accumulation Unit Value Ending              $  10.12  $  10.806  $ 10.901
 Number of Units Outstanding at End of            575     49,021    71,226
 Year
--------------------------------------------------------------------------
PIMCO Money Market
 Accumulation Unit Value Beginning           $  10.00  $   10.04  $ 10.048
 Accumulation Unit Value Ending              $  10.04  $  10.048  $  9.983
 Number of Units Outstanding at End of         23,597    289,545   388,312
 Year
--------------------------------------------------------------------------
PIMCO Real Return (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 10.482
 Number of Units Outstanding at End of             --         --    22,724
 Year
--------------------------------------------------------------------------
PIMCO Total Return
 Accumulation Unit Value Beginning           $  10.00  $   10.15  $ 10.919
 Accumulation Unit Value Ending              $  10.15  $  10.919  $ 11.314
 Number of Units Outstanding at End of         22,113    370,770   504,244
 Year
--------------------------------------------------------------------------
Putnam High Yield Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.89  $  9.683
 Accumulation Unit Value Ending              $   9.89  $   9.683  $ 12.088
 Number of Units Outstanding at End of          4,328     49,831   121,267
 Year
--------------------------------------------------------------------------
Putnam International Growth and Income
Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.44  $  8.034
 Accumulation Unit Value Ending              $   9.44  $   8.034  $ 10.925
 Number of Units Outstanding at End of            935     19,992    36,251
 Year
--------------------------------------------------------------------------
Rydex VT OTC Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.80  $  5.913
 Accumulation Unit Value Ending              $   9.80  $   5.913  $  8.483
 Number of Units Outstanding at End of            577     23,308    31,257
 Year
--------------------------------------------------------------------------
Rydex VT Sector Rotation Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.471
 Number of Units Outstanding at End of             --         --     1,384
 Year
--------------------------------------------------------------------------
Salomon Brothers Variable All Cap Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.68  $  7.159
 Accumulation Unit Value Ending              $   9.68  $   7.159  $  9.819
 Number of Units Outstanding at End of          1,864    101,018    82,721
 Year
--------------------------------------------------------------------------
Salomon Brothers Variable Investors Fund
(2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Scudder VIT EAFE Equity Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 13.170
 Number of Units Outstanding at End of             --         --     1,561
 Year
--------------------------------------------------------------------------
Scudder VIT Equity 500 Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.119
 Number of Units Outstanding at End of             --         --    27,529
 Year
--------------------------------------------------------------------------
Scudder VIT Small Cap Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 13.867
 Number of Units Outstanding at End of             --         --    10,762
 Year
--------------------------------------------------------------------------
Van Kampen UIF Equity Growth (5) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Van Kampen UIF High Yield (9)
 Accumulation Unit Value Beginning           $  10.00  $    9.49  $  8.683
 Accumulation Unit Value Ending              $   9.49  $   8.683  $ 10.768
 Number of Units Outstanding at End of          7,458     45,587    70,594
 Year
--------------------------------------------------------------------------

                                 43 PROSPECTUS

Van Kampen UIF U.S. Mid Cap Value (6) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Van Kampen LIT Growth & Income (7)
 Accumulation Unit Value Beginning           $  10.00  $    9.64  $  8.108
 Accumulation Unit Value Ending              $   9.64  $   8.108  $ 10.212
 Number of Units Outstanding at End of          8,115    139,022   223,485
 Year
--------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (1) (9)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.780
 Number of Units Outstanding at End of             --         --     9,773
 Year
--------------------------------------------------------------------------

(1)  First offered May 1, 2003.

(2) Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the Salomon Brothers Variable Investors Variable Sub-Account, respectively.

                                  44 PROSPECTUS

(3) Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares. Accordingly, on 4/30/04, we transferred the value of the LSA Capital Appreciation Variable Sub-Account to the Janus Aspen Series Capital Appreciation Variable Sub-Account.

(4) Effective 5/1/04 the Janus Aspen Series International Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(5) Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA Capital Growth Fund were merged into the Van Kampen UIF Equity Growth Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen UIF Equity Growth Variable Sub-Account.

(6) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value Variable Sub-Account.

(7) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive Growth Variable Sub-Account and the LSA Emerging Growth Variable Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

(8) Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares

(9) Morgan Stanley Investment Management, Inc., the adviser to the UIF Portfolios, does business in certain instances usingthe name Van Kampen.

BASE POLICY WITH ENHANCED DEATH BENEFIT RIDER, INCOME BENEFIT RIDER AND ENHANCED EARNINGS DEATH BENEFIT RIDER (66-75)

                                                Year ending December 31,
                                             -----------------------------
                                               2001       2002      2003
FUND
--------------------------------------------------------------------------
AIM Basic Value Fund (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
AIM Dent Demographics Trends Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.74  $  6.464
 Accumulation Unit Value Ending              $   9.74  $   6.464  $  8.695
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Alger American Growth (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.294
 Number of Units Outstanding at End of Year        --         --     2,501
--------------------------------------------------------------------------
Fidelity VIP Equity-Income
 Accumulation Unit Value Beginning           $  10.00  $    9.60  $  7.786
 Accumulation Unit Value Ending              $   9.60  $   7.786  $  9.906
 Number of Units Outstanding at End of Year         0      4,628     5,624
--------------------------------------------------------------------------
Fidelity VIP Growth (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.394
 Number of Units Outstanding at End of Year        --         --     1,046
--------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond
 Accumulation Unit Value Beginning           $  10.00  $   10.12  $ 10.898
 Accumulation Unit Value Ending              $  10.12  $  10.898  $ 11.191
 Number of Units Outstanding at End of Year         0      2,777     3,709
--------------------------------------------------------------------------
Fidelity VIP Overseas
 Accumulation Unit Value Beginning           $  10.00  $    9.32  $  7.257
 Accumulation Unit Value Ending              $   9.32  $   7.257  $ 10.158
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Janus Aspen Series Capital Appreciation (3)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Janus Aspen Series Foreign Stock (4)
 Accumulation Unit Value Beginning           $  10.00  $   10.66  $  9.034
 Accumulation Unit Value Ending              $  10.66  $   9.034  $ 11.791
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.60  $  6.982
 Accumulation Unit Value Ending              $   9.60  $   6.982  $  8.449
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------

                                 45 PROSPECTUS

Lazard Emerging Markets
 Accumulation Unit Value Beginning           $  10.00  $    9.89  $  9.532
 Accumulation Unit Value Ending              $   9.89  $   9.532  $ 14.265
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Aggressive Growth Fund (7)
 Accumulation Unit Value Beginning           $  10.00  $    9.38  $  6.277
 Accumulation Unit Value Ending              $   9.38  $   6.277  $  8.519
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Balanced Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.61  $  7.681
 Accumulation Unit Value Ending              $   9.61  $   7.681  $  9.712
 Number of Units Outstanding at End of Year         0        790     1,466
--------------------------------------------------------------------------
LSA Basic Value Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.57  $  7.333
 Accumulation Unit Value Ending              $   9.57  $   7.333  $  9.574
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Blue Chip Fund (5)
 Accumulation Unit Value Beginning           $  10.00  $    9.73  $  7.024
 Accumulation Unit Value Ending              $   9.73  $   7.024  $  8.608
 Number of Units Outstanding at End of Year         0          0       756
--------------------------------------------------------------------------
LSA Capital Appreciation Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $   10.00  $  6.980
 Accumulation Unit Value Ending              $  10.00  $   6.980  $  8.903
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Disciplined Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.56        --
 Accumulation Unit Value Ending              $   9.56  $   6.961        --
 Number of Units Outstanding at End of Year         0          0        --
--------------------------------------------------------------------------
LSA Diversified Mid Cap Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $    9.96  $  7.866
 Accumulation Unit Value Ending              $   9.96  $   7.866  $ 10.232
 Number of Units Outstanding at End of Year         0          0       630
--------------------------------------------------------------------------
LSA Emerging Growth Equity Fund (7)
 Accumulation Unit Value Beginning           $  10.00  $   10.03  $  5.704
 Accumulation Unit Value Ending              $  10.03  $   5.704  $  8.201
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Equity Growth Fund (2) (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.94  $  6.824
 Accumulation Unit Value Ending              $   9.94  $   6.824  $  8.244
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Capital Growth Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.66  $  7.142
 Accumulation Unit Value Ending              $   9.66  $   7.142  $  8.637
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Mid Cap Value Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $   10.63  $  9.602
 Accumulation Unit Value Ending              $  10.63  $   9.602  $ 13.162
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Value Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.59  $  7.306
 Accumulation Unit Value Ending              $   9.59  $   7.306  $  9.326
 Number of Units Outstanding at End of Year         0          0     1,401
--------------------------------------------------------------------------
MFS New Discovery Series
 Accumulation Unit Value Beginning           $  10.00  $   10.32  $  6.886
 Accumulation Unit Value Ending              $  10.32  $   6.886  $  8.990
 Number of Units Outstanding at End of Year         0          0       370
--------------------------------------------------------------------------
MFS Utilities Series
 Accumulation Unit Value Beginning           $  10.00  $    8.93  $  6.737
 Accumulation Unit Value Ending              $   8.93  $   6.737  $  8.937
 Number of Units Outstanding at End of Year         0          0       399
--------------------------------------------------------------------------
PAVIT OpCap Balanced (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
PAVIT PEA Science and Technology
 Accumulation Unit Value Beginning           $  10.00  $    9.56  $  4.715
 Accumulation Unit Value Ending              $   9.56  $   4.715  $  7.536
 Number of Units Outstanding at End of Year         0          0     4,942
--------------------------------------------------------------------------
PAVIT OpCap SmallCap
 Accumulation Unit Value Beginning           $  10.00  $   10.06  $  7.715
 Accumulation Unit Value Ending              $  10.06  $   7.715  $ 10.770
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Oppenheimer International Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.08  $  6.705
 Accumulation Unit Value Ending              $   9.08  $   6.705  $  9.549
 Number of Units Outstanding at End of Year         0          0       387
--------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA
 Accumulation Unit Value Beginning           $  10.00  $   10.27  $  8.450
 Accumulation Unit Value Ending              $  10.27  $   8.450  $ 11.927
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------

                                 46 PROSPECTUS

PIMCO Foreign Bond (U.S. Dollar-Hedged) (8)
 Accumulation Unit Value Beginning           $  10.00  $   10.09  $ 10.686
 Accumulation Unit Value Ending              $  10.09  $  10.686  $ 10.692
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
PIMCO Money Market
 Accumulation Unit Value Beginning           $  10.00  $   10.01  $  9.936
 Accumulation Unit Value Ending              $  10.01  $   9.936  $  9.792
 Number of Units Outstanding at End of Year         0          0     1,275
--------------------------------------------------------------------------
PIMCO Real Return (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 10.425
 Number of Units Outstanding at End of Year        --         --     1,193
--------------------------------------------------------------------------
PIMCO Total Return
 Accumulation Unit Value Beginning           $  10.00  $   10.12  $ 10.797
 Accumulation Unit Value Ending              $  10.12  $  10.797  $ 11.098
 Number of Units Outstanding at End of Year         0      2,792     7,241
--------------------------------------------------------------------------
Putnam High Yield Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.86  $  9.576
 Accumulation Unit Value Ending              $   9.86  $   9.576  $ 11.857
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Putnam International Growth and Income Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.42  $  7.944
 Accumulation Unit Value Ending              $   9.42  $   7.944  $ 10.716
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Rydex OTC Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.77  $  5.847
 Accumulation Unit Value Ending              $   9.77  $   5.847  $  8.321
 Number of Units Outstanding at End of Year         0          0     1,833
--------------------------------------------------------------------------
Rydex Sector Rotation Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.403
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Salomon Brothers Variable All Cap Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.65  $  7.079
 Accumulation Unit Value Ending              $   9.65  $   7.079  $  9.631
 Number of Units Outstanding at End of Year         0          0       678
--------------------------------------------------------------------------
Salomon Brothers Variable Investors Fund (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Scudder VIT EAFE Equity Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 13.099
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Scudder VIT Equity 500 Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.053
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Scudder VIT Small Cap Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 13.792
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth (7)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Van Kampen LIT Growth & Income
 Accumulation Unit Value Beginning           $  10.00  $    9.61  $  8.017
 Accumulation Unit Value Ending              $   9.61  $   8.017  $ 10.016
 Number of Units Outstanding at End of Year         0          0       357
--------------------------------------------------------------------------
Van Kampen UIF Equity Growth (5) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Van Kampen UIF High Yield (9)
 Accumulation Unit Value Beginning           $  10.00  $    9.46  $  8.556
 Accumulation Unit Value Ending              $   9.46  $   8.556  $ 10.562
 Number of Units Outstanding at End of Year         0          0     3,961
--------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (6) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (1) (9)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.711
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------

(1)  First offered May 1, 2003.

(2) Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04,

                                  47 PROSPECTUS
     we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(3) Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares. Accordingly, on 4/30/04, we transferred the value of the LSA Capital Appreciation Variable Sub-Account to the Janus Aspen Series Capital Appreciation Variable Sub-Account.

(4) Effective 5/1/04 the Janus Aspen Series International Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(5) Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA Capital Growth Fund were merged into the Van Kampen UIF Equity Growth Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen UIF Equity Growth Variable Sub-Account.

(6) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value Variable Sub-Account.

(7) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive Growth Variable Sub-Account and the LSA Emerging Growth Variable Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

(8) Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares

(9) Morgan Stanley Investment Management, Inc., the adviser to the UIF Portfolios, does business in certain instances usingthe name Van Kampen.

                                  48 PROSPECTUS

APPENDIX B

MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the term length of the Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout State Date to the end of the Guarantee Period.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X [I-(J +.0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30-day period after such Guarantee Period expires.

                          EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment:          $10,000 allocated to a Guarantee Period
Guarantee Period:          5 years
Interest Rate:             4.50%
Full Withdrawal:           End of Contract Year 3
I (5-Year Treasury Rate):  4.50%

NOTE: These examples assume that premium taxes are not applicable and that previous withdrawals have not been taken.

                  EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract
 Value at End of Contract
 Year 3:                        = $10,000.00 X (1.045)/3/ = 11,411.66

Step 2: Calculate the Free
 Withdrawal Amount:             = .15 X ($10,000.00) = $1,500.00
                                  (GREATER THAN $1,411.66 EARNINGS IN
                                  THE CONTRACT)

Step 3: Calculate the
 Withdrawal Charge:
Under the Contract, earnings
are deemed to be withdrawn
before Purchase
Payments. Accordingly, in this
example, the amount of the
Purchase Payment eligible for
free withdrawal would equal
the Free Withdrawal Amount
less the interest credited or
88.34 ( 1,500.00 - 1,411.66)
Therefore, the Withdrawal
Charge would be                 = .07 X ($10,000 - $88.34) = $693.82

Step 4: Calculate the Market
 Value Adjustment:              I = 4.50%
                                J = 4.20% (5-Year Treasury Rate at
                                          time of withdrawal)
                                     730 DAYS
                                N = --------- = 2
                                     365 DAYS

                                Market Value Adjustment Factor:
                                .9 X [I - (J + .0025)] X N
                                =.9 X [.045 - (.042 +.0025)] X 2 =.0009
                                Market Value Adjustment = Market Value
                                Adjustment Factor X Amount Subject To
                                Market Value Adjustment:
                                = .0009 X $11,411.66 = $10.27

Step 5: Calculate the amount
received by Contract Owner as
a result of full withdrawal at
the end of Contract Year 3:     = $11,411.66 - $693.82 + $10.27 = $10,728.11

                                  49 PROSPECTUS

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1: Calculate Contract
Value at End of Contract
Year 3:                         = $10,000.00 X (1.045)/3/ =  $11,411.66

Step 2: Calculate The Free
Withdrawal Amount:              = .15 X ($10,000.00) = $1,500.00
                                (GREATER THAN $1,411.66 IN EARNINGS)

Step 3: Calculate the
Withdrawal Charge:
As above, in this example, the
amount of the Purchase Payment
eligible for free withdrawal
would equal the Free
Withdrawal Amount less the
interest credited or 88.34
(1,500 - 1,411.66). Therefore,
the Withdrawal Charge would be  = .07 X ($10,000.00 - $88.34) = $693.82

Step 4: Calculate the Market
Value Adjustment:
(5-Year Treasury Rate at time
of withdrawal)                  J = 4.80%
                                     730 DAYS
                                N = ---------- = 2
                                     365 DAYS

                                MARKET VALUE ADJUSTMENT FACTOR:
                                .9 X [I - (J +.0025)] X N
                                =.9 X [(.045 - (.048 +.0025)] X (2) = -.0099
                                MARKET VALUE ADJUSTMENT = MARKET VALUE
                                ADJUSTMENT FACTOR X AMOUNT SUBJECT TO MARKET
                                VALUE ADJUSTMENT:
                                = -.0099 X $11,411.66 = -( $112.98)

Step 5: Calculate the amount
received by Contract Owner as
a result of full withdrawal at
the end of Contract Year 3:     = $11,411.66 - $693.82 - $112.98 = $10,604.86

                                  50 PROSPECTUS

APPENDIX C

CALCULATION OF ENHANCED EARNINGS DEATH BENEFIT AMOUNT

EXAMPLE 1: In this example, assume that the oldest Contract Owner is age 55 at the time the Contract is issued and elects the Enhanced Earnings Death Benefit Rider when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Lincoln Benefit receives Due Proof Of Death, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals                = 0
Purchase Payments in the 12 months after the  = 0
 Rider Date and prior to Death
In-Force Premium                              = $100,000 ($100,000 + 0 - 0)
In-Force Earnings                             = $25,000 ($125,000 - $100,000)
ENHANCED EARNINGS PROTECTION DEATH BENEFIT    = 50% * $25,000 = $12,500

Since 50% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In the second example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. At the time the withdrawal is taken, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Lincoln Benefit receives Due Proof of Death will be assumed to be $114,000.

Excess-of-Earnings Withdrawals                = $5,000 ($10,000 - $5,000)
Purchase payments in the 12 months after the  = 0
 Rider Date and prior to Death
In-Force Premium                              = $95,000 ($100,000 + 0 -$5,000)
In-Force Earnings                             = $19,000 ($114,000 - $95,000)
Enhanced Earnings Death Benefit               = 50% x $19,000 =  $9,500

Since 50% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months after the Rider Date and prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

EXAMPLE 3.

This third example is intended to illustrate the effect of adding the Enhanced Earnings Death Benefit Rider after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 65 on the Rider Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Enhanced Earnings Death Benefit Rider. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Lincoln Benefit receives Due Proof of Death.

Excess-of-Earnings Withdrawals      = $30,000 ($50,000 - $20,000)
Purchase payments in the 12 months
after the Rider Date and prior to
Death                               = 0
In-Force Premium                    = $120,000 ($110,000 + $40,000 - $30,000)
In-Force Earnings                   = $20,000 ($140,000 - $120,000)
Enhanced Earnings Death Benefit     = 40% of $20,000 = $8,000

In this example, In-Force Premium is equal to the Contract Value on the date the Rider was issued plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

                                  51 PROSPECTUS

Since 40% of In-Force Earnings is less than 80% of the In-Force Premium (excluding purchase payments in the 12 months after the Rider Date and prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

                                  52 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

DESCRIPTION

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

                              Purchases of Contract

          Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)
                     Calculation of Accumulation Unit Values

                              Net Investment Factor

                     Calculation of Variable Income Payments

                       Calculation of Annuity Unit Values

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

APPENDIX A ACCUMULATION UNIT VALUES

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  53 PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees                  $    0.00
Cost of printing and engraving     $  100.00
Legal fees                         $       0
Accounting fees                    $3,000.00
Mailing fees                       $2,100.00

Item 14. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Registrant agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Registrant will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

During the period beginning on December 1, 2008 and ending on March 26, 2009, the Registrant inadvertently sold participating interests in existing deferred annuity contracts pursuant to registration statements on Form S-3 that were not in compliance with Rule 415(a)(5) under the Securities Act of 1933. The aggregate amount of securities sold was $13,933,172. Purchasers, however, did receive all material information relating to the security prior to sale, including the prospectus from the existing registration statement. When the technical violation was discovered, the Registrant filed new registration statements on Form S-3 with the Commission to comply with the requirements of Rule 415(a)(5) for continuous offering. These registration statements were declared effective on March 27, 2009 (SEC File Nos. 333-158172, 333-158176, 333-158180, 333-158181, 333-158192). Although the legal effect of a violation of Rule 415(a)(5) is not entirely clear, the Registrant may have been deemed to have inadvertently sold unregistered securities during the time period noted above. New procedures have been implemented to ensure timely submission of future registration statement filings.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No.   Description

1 Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999

3(i) Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000. Incorporated herein by reference to
      Exhibit 3(i) to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)

3(ii) Amended and Restated By-Laws of Lincoln Benefit Life Company effective
      March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. (SEC File No. 333-111553)

4(a) Form of Variable Annuity Contract. Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-61146, 811-07924) filed May 17, 2001

4(b) Form of Application. Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-61146, 811-07924) filed May 17, 2001

5(a) Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to the Registration Statement on Form S-3 for Lincoln Benefit Life Company (File No. 333-66452) filed August 1, 2001.

5(b) Opinion and Consent of Counsel regarding legality. Opinion of General Counsel Re: Legality (Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-158180) dated March 24,
      2009)

8     None

9     None

10

10.1 Form of Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to Exhibit 10.12 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)

10.2 Form of Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Exhibit 10.24 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)

10.3 Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2009. (SEC File No. 333-111553)

10.4 Cash Management Services Master Agreement between Allstate Insurance Company and Allstate Bank (aka Allstate Federal Savings Bank) dated March 16, 1999. Incorporated herein by reference to Exhibit 10.4 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)

10.5 Amendment No.1 to Cash Management Services Master Agreement effective January 5, 2001. Incorporated herein by reference to Exhibit 10.5 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)

10.6 Amendment No. 2 entered into November 8, 2002 to the Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank and Allstate Motor Club, Inc. dated March 16, 1999. Incorporated herein by reference to Exhibit 10.19 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.7 Premium Depository Service Supplement dated as of September 30, 2005 to Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and certain other parties. Incorporated herein by reference to Exhibit
      10.20 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.8 Variable Annuity Service Supplement dated November 10, 2005 to Cash Management Services Agreement between Allstate Bank, Allstate Life Insurance Company of New York and certain other parties. Incorporated herein by reference to Exhibit 10.21 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.9 Sweep Agreement Service Supplement dated as of October 11, 2006 to Cash Management Services Master Agreement between Allstate Life Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and certain other companies. Incorporated herein by reference to Exhibit
      10.22 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)

10.10 Form of Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)

10.11 Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006.
      Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-111553)

10.12 Principal Underwriting Agreement between Lincoln Benefit Life Company and ALFS, Inc., effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.13 Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and ALFS, Inc. effective June 1, 2006.
      Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-111553)

10.14 Selling Agreement between Lincoln Benefit Life Company, ALFS, Inc. (f/k/a Allstate Financial Services, Inc.) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.15 Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001.
      Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.16 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.17 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.18 Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996. Incorporated herein by reference to Exhibit 10.24 of Allstate Life Insurance Company's Annual Report on Form 10-K for 2006. (SEC File No. 000-31248)

10.19 Form of Service Agreement between Lincoln Benefit Life Company and Allstate Assignment Company effective June 25, 2001. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007. (SEC File No. 333-111553)

10.20 First Amendment to Service Agreement between Lincoln Benefit Life Company and Allstate Assignment Company effective December 1, 2007. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007.
      (SEC File No. 333-111553)

10.21 Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed February 21, 2008. (SEC File No. 333-111553)

10.22 Administrative Services Agreement between ALFS, Inc., Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National
      Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2009.
      (SEC File No. 333-111553)

11    None

12    None

15 Letter RE: Unaudited interim financial information from Registered Public Accounting Firm. Filed herewith.

16    Letter re change in certifying accountant. Not applicable.

21    Subsidiaries of the registrant. Not applicable.

23    Consent of Independent Registered Public Accounting Firm. Filed herewith.

24 Powers of Attorney for Frederick F. Cripe, Lawrence W. Dahl, Matthew S. Easley, Susan L. Lees, John C. Lounds, Samuel H. Pilch, and John Pintozzi. Incorporated herein by reference to the Registration Statement on Form S-3 File No. 333-158180 dated March 24, 2009.

99    Experts. Filed herewith.

16(b)

Financial statement schedules required by Regulation S-X (17 CFR Part 210) and
Item 11(e) of Form S-1 are incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 12, 2009, File No. 333-111553.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ((S)230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on the 18th day of June, 2009.

                                       LINCOLN BENEFIT LIFE COMPANY (Registrant)


                                       By: /s/ Susan L. Lees
                                           -------------------------------------
                                           Susan L. Lees
                                           Director, Senior Vice President,
                                           General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on the 18th day of June 2009.


(Signature)                            (Title)
------------------------------------   -----------------------------------


*/ Frederick F. Cripe                  Director, Chairman and Chief Executive
------------------------------------   Officer
Frederick F. Cripe


*/ Lawrence W. Dahl                    Director, President and Chief Operating
------------------------------------   Officer
Lawrence W. Dahl


*/ Matthew S. Easley                   Director
------------------------------------
Matthew S. Easley


/s/ Susan L. Lees                      Director, Senior Vice President,
------------------------------------   General Counsel and Secretary
Susan L. Lees


*/ John C. Lounds                      Director and Vice President
------------------------------------
John C. Lounds


*/ Samuel H. Pilch                     Group Vice President and Controller
------------------------------------
Samuel H. Pilch


*/ John C. Pintozzi                    Director, Senior Vice President and
------------------------------------   Chief Financial Officer
John C. Pintozzi

*    By Susan L. Lees, pursuant to Power of Attorney.

                                    EXHIBITS

Exhibit No.   Description
-----------   -----------
15            Letter Re: Unaudited Interim Financial Information from Registered
              Public Accounting Firm.

23            Consent of Independent Registered Public Accounting Firm

99            Experts